Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES FIRST QUARTER 2018 FINANCIAL RESULTS

FREMONT, Calif., May 8, 2018–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid and gas delivery subsystems for semiconductor capital equipment, today announced financial results for the first quarter of fiscal year 2018.

Highlights for the first quarter of 2018:

•	Record Revenues and Strong Growth. Revenues set a new quarterly record of $258 million, up 41% quarter-over-quarter and up 74% from the first quarter of 2017;
•

Increasing Margins.  With GAAP gross margin of 16.5%, non‑GAAP gross margin increased 1.2 percentage points from the prior quarter to a record 18.3%. Operating margin was 8.0% on a GAAP basis, and reached a new record of 13.3% on a non‑GAAP basis, up 2.1 percentage points from the prior quarter;

•

Record Earnings. Net earnings were $0.63 per diluted share on a GAAP basis, and set a new quarterly record of $1.03 per diluted share on an adjusted non‑GAAP basis, up 47% quarter-over-quarter and up 81% from the first quarter of 2017.

“We are very pleased to report stronger-than-expected financial results for the first quarter, in which we achieved new records in revenue, gross margin, operating margin, and earnings per share,” commented Tom Rohrs, Chairman and CEO of Ichor. “We continue to outperform industry spending, with revenue growth well outpacing investments in wafer fab equipment, while continuing to deliver on our objective to grow earnings faster than revenues. Our strategic acquisitions are contributing to our strong revenue growth and expanding margins, and our first-quarter profitability is showing solid progress toward our financial model targets.

“We recently announced the acquisition of IAN Engineering, providing us with a key strategic foothold in the rapidly-growing semiconductor equipment market in South Korea,” continued Mr. Rohrs.  “We expect IAN will be yet another driver of revenue outperformance beginning in the second half of 2018, and certainly as we look ahead to 2019. Together with our previous acquisitions of Cal-Weld and Talon, as well as our proprietary liquid delivery platform, all of these businesses significantly expand our served markets and provide meaningful opportunities to expand our market share, enabling continued revenue growth and outperformance relative to industry spending.

“Our outlook for 2018 has strengthened since last quarter, both in terms of revenue growth and profitability,” concluded Mr. Rohrs. Our greater market share, higher revenue volume, and increased gross margin are enabling us to make increased investments in manufacturing capacity to support our customers’ increasing demand for our solutions. While the second quarter is expected to moderate slightly from the record first quarter results, our first half revenues at the midpoint will be up 46% over the second half of 2017, and up 64% over the same period last year, and we fully expect full-year revenues to again outpace industry spending, with even higher growth expected in earnings.”

	Q1 2018	Q4 2017	Q1 2017
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$258,029	$182,936	$148,704
Gross profit percent	16.5%	15.9%	16.1%
Operating income percent	8.0%	6.7%	9.2%
Net income from continuing operations	$16,721	$19,195	$12,952
Diluted EPS	$0.63	$0.72	$0.51

	Q1 2018	Q4 2017	Q1 2017
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$258,029	$182,936	$148,704
Gross profit percent	18.3%	17.1%	16.2%
Operating income percent	13.3%	11.2%	10.5%
Adjusted net income from continuing operations	$27,450	$18,640	$14,567
Diluted EPS	$1.03	$0.70	$0.57

U.S. GAAP Financial Results Overview

For the first quarter of 2018, revenue was $258.0 million, net income from continuing operations was $16.7 million, and net income from continuing operations per diluted share (“diluted EPS”) was $0.63. This compares to revenue of $182.9 million and $148.7 million, net income from continuing operations of $19.2 million and $13.0 million, and diluted EPS of $0.72 and $0.51, for the fourth and first quarters of 2017, respectively.

Non-GAAP Financial Results Overview

For the first quarter of 2018, non-GAAP adjusted net income from continuing operations was $27.5 million and non-GAAP adjusted diluted EPS was $1.03. This compares to non-GAAP adjusted net income from continuing operations of $18.6 million and $14.6 million, and non-GAAP adjusted diluted EPS of $0.70 and $0.57, for the fourth and first quarters of 2017, respectively.

Second Quarter 2018 Financial Outlook

For the second quarter of 2018, we expect revenue to be in the range of $244 to $254 million. We expect GAAP diluted EPS to be in the range of $0.77 to $0.86 and non-GAAP adjusted diluted EPS to be in the range of and $0.91 to $1.00.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

At March 30, 2018, we had cash of $63.8 million. The net decrease in cash of $5.5 million during the first quarter of 2018 was primarily due to capital expenditures of $3.7 million, net cash used in financing activities of $1.1 million, and net cash used in operating activities of $0.8 million.

We used $0.8 million of cash in operating activities during the first quarter of 2018 due to a net increase of $27.3 million in our net operating assets and liabilities, partially offset by net income of $16.7 million and net non‑cash charges of $9.7 million. Non‑cash charges primarily consist of $5.8 million in depreciation and amortization and $3.8 million in share-based compensation expense. The increase in net operating assets and liabilities was primarily due to an increase in accounts receivable of $26.4 million, due to increased sales volume and timing of shipments and customer payments during the quarter, and an increase in inventories of $10.5 million, due to increased materials purchases to support demand, partially offset by an increase in accounts payable of $8.7 million. Cash used in investing activities during the first quarter of 2018 of $3.7 million was from capital expenditures to support current and future growth. Net cash used in financing activities was $1.1 million due to share repurchases of $5.0 million and debt issuance costs of $2.1 million in connection with the refinancing of our credit facilities in February 2018, partially offset by $3.4 million in proceeds related to issuances of ordinary shares under our share-based compensation plans and $2.6 million in net borrowing of long-term debt in connection with the refinancing.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating margin, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS. These non-GAAP metrics excluded amortization of intangible assets, share-based compensation expense, tax adjustments related to those non-GAAP adjustments, tax benefits from acquisitions, and non-recurring charges, to the extent they are present in gross profit, operating margin, and net income from continuing operations. A table showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income from continuing operations divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating margin, non-GAAP adjusted net income from continuing operations, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. A table presenting the reconciliation of non-GAAP adjusted net income from continuing operations to U.S. GAAP net income from continuing operations is also included at the end of this press release.

Conference Call

We will conduct a conference call to discuss our first quarter 2018 results and business outlook on May 8, 2018, at 1:30 p.m. Pacific time.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 6287553.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 6287553.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. We are headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended March 30, 2018, December 29, 2017, and March 31, 2017 were all 13 weeks. References to the first quarter of 2018, fourth quarter of 2017, and first quarter of 2017 relate to the three months ended March 30, 2018, December 29, 2017, and March 31, 2017, respectively.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry outperformance for the second quarter and second half of 2018 and 2019, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (9)  dependence on a limited number of suppliers and (10) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees.  Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 13, 2018, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Jeff Andreson, CFO 510-897-5200

Claire McAdams, IR 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	March 30, 2018	December 29, 2017
Assets
Current assets:
Cash	$63,796	$68,794
Restricted cash	—	510
Accounts receivable, net	76,199	49,249
Inventories, net	164,623	154,541
Prepaid expenses and other current assets	5,260	5,357
Current assets from discontinued operations	—	3
Total current assets	309,878	278,454
Property and equipment, net	36,286	34,380
Other noncurrent assets	782	1,052
Deferred tax assets	994	994
Intangible assets, net	69,526	73,405
Goodwill	168,412	169,399
Total assets	$585,878	$557,684
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$130,383	$121,405
Accrued liabilities	11,492	12,211
Other current liabilities	7,137	6,715
Current portion of long-term debt	6,563	6,490
Current liabilities from discontinued operations	—	400
Total current liabilities	155,575	147,221
Long-term debt, less current portion, net	181,042	180,247
Deferred tax liabilities	10,628	10,558
Other non-current liabilities	2,950	2,896
Total liabilities	350,195	340,922
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 26,083,585 and 25,892,162 shares outstanding, respectively; 26,279,335 and 25,892,162 shares issued, respectively)	3	3
Additional paid in capital	221,897	214,697
Treasury shares (195,750 and zero shares, respectively)	(5,000)	—
Retained earnings	18,783	2,062
Total shareholders’ equity	235,683	216,762
Total liabilities and shareholders’ equity	$585,878	$557,684

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 30, 2018	December 29, 2017	March 31, 2017
Net sales	$258,029	$182,936	$148,704
Cost of sales	215,430	153,892	124,689
Gross profit	42,599	29,044	24,015
Operating expenses:
Research and development	2,452	2,213	1,744
Selling, general, and administrative	15,711	11,530	6,858
Amortization of intangible assets	3,879	3,062	1,795
Total operating expenses	22,042	16,805	10,397
Operating income	20,557	12,239	13,618
Interest expense	2,504	1,173	690
Other expense (income), net	241	199	(549)
Income from continuing operations before income taxes	17,812	10,867	13,477
Income tax expense (benefit) from continuing operations	1,091	(8,328)	525
Net income from continuing operations	16,721	19,195	12,952
Discontinued operations:
Loss from discontinued operations before taxes	—	(1)	(111)
Income tax expense (benefit) from discontinued operations	—	(270)	1
Net income (loss) from discontinued operations	—	269	(112)
Net income	$16,721	$19,464	$12,840
Net income per share from continuing operations:
Basic	$0.64	$0.75	$0.53
Diluted	$0.63	$0.72	$0.51
Net income per share:
Basic	$0.64	$0.76	$0.52
Diluted	$0.63	$0.73	$0.50
Shares used to compute net income from continuing operations per share:
Basic	26,030,298	25,702,231	24,654,415
Diluted	26,734,710	26,656,065	25,640,089
Shares used to compute net income per share:
Basic	26,030,298	25,702,231	24,654,415
Diluted	26,734,710	26,656,065	25,640,089

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 30, 2018	March 31, 2017
Cash flows from operating activities:
Net income	$16,721	$12,840
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,752	2,485
Gain on sale of investments and settlement of note receivable	—	(241)
Share-based compensation	3,791	344
Deferred income taxes	(127)	(75)
Amortization of debt issuance costs	333	132
Changes in operating assets and liabilities, net of assets acquired:
Accounts receivable, net	(26,350)	(22,661)
Inventories	(10,470)	(20,063)
Prepaid expenses and other assets	370	(1,505)
Accounts payable	8,731	17,904
Accrued liabilities	(974)	(2,202)
Other liabilities	1,439	1,365
Net cash used in operating activities	(784)	(11,677)
Cash flows from investing activities:
Capital expenditures	(3,668)	(2,274)
Proceeds from sale of investments and settlement note receivable	—	2,430
Net cash provided by (used in) investing activities	(3,668)	156
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	7,277
Issuance of ordinary shares under share-based compensation plans	3,409	—
Repurchase of ordinary shares	(5,000)	—
Debt issuance and modification costs	(2,092)	—
Borrowings on revolving credit facility	7,162	—
Repayments on term loan	(4,535)	—
Net cash provided by (used in) financing activities	(1,056)	7,277
Net decrease in cash	(5,508)	(4,244)
Cash at beginning of year	69,304	52,648
Cash at end of quarter	$63,796	$48,404
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,297	$1,409
Cash paid during the period for taxes	$230	$14
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$834	$1,585

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income from Continuing Operations to Non-GAAP Adjusted Net Income from Continuing Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 30, 2018	December 29, 2017	March 31, 2017
Net income from continuing operations	$16,721	$19,195	$12,952
Non-GAAP adjustments:
Amortization of intangible assets	3,879	3,062	1,795
Share-based compensation (1)	3,791	694	344
Other non-recurring expense (income), net (2)	1,439	2,239	(500)
Tax adjustments related to non-GAAP adjustments	(2,904)	(564)	(24)
Tax benefit from acquisitions (3)	—	(2,301)	—
Tax impact from tax law change (4)	—	(5,911)	—
Fair value adjustment to inventory from acquisitions (5)	4,524	2,226	—
Non-GAAP adjusted net income from continuing operations	$27,450	$18,640	$14,567
Non-GAAP adjusted diluted EPS	$1.03	$0.70	$0.57
Shares used to compute diluted EPS	26,734,710	26,656,065	25,640,089

(1)

Included in share-based compensation for the first quarter of 2018 is $2.9 million associated with accelerating the vesting of our former CFO’s outstanding stock options and restricted shares pursuant to his separation benefits that became effective in January 2018.

(2)	Included in this amount for the first quarter of 2018 are (i) separation benefits for our former CFO that became effective in January 2018 and (ii) acquisition-related expenses.

Included in this amount for the fourth quarter of 2017 are (i) acquisition-related expenses, (ii) executive search expenses incurred in connection with replacing the our CFO, and (iii) expenses incurred in connection with sales or other dispositions of our ordinary shares by affiliates of Francisco Partners (“FP”).

Included in this amount for the first quarter of 2017 are (i) a refund from FP Consulting and (ii) a gain on sale of our investment in CHawk.

(3)	We recorded a preliminary $2.3 million tax benefit in the fourth quarter of 2017 in connection with our acquisition of Talon.
(4)	This adjustment represents the impact of U.S. corporate tax reform.
(5)

As part of our preliminary purchase price allocations for our acquisitions of Talon in December 2017 and Cal‑Weld in July 2017, we recorded inventory at fair value, resulting in a fair value step-up to acquired inventory of $6.2 million and $3.6 million, respectively. These amounts were released to cost of sales as inventory was sold during the respective quarters.

ICHOR HOLDINGS, LTD.

U.S. GAAP and Non-GAAP Summary Consolidated Statements of Operations

(in thousands)

(unaudited)

	Quarter Ended		Quarter Ended		Quarter Ended
	March 30, 2018		December 29, 2017		March 31, 2017
	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP	U.S. GAAP	Non-GAAP
Net sales	$258,029	$258,029	$182,936	$182,936	$148,704	$148,704
Cost of sales (1)	215,430	210,776	153,892	151,625	124,689	124,681
Gross profit	42,599	47,253	29,044	31,311	24,015	24,023
Operating expenses (2)	22,042	13,063	16,805	10,851	10,397	8,462
Operating income	20,557	34,190	12,239	20,460	13,618	15,561
Interest expense	2,504	2,504	1,173	1,173	690	690
Other expense (income), net (3)	241	241	199	199	(549)	(245)
Income from continuing operations before income taxes	17,812	31,445	10,867	19,088	13,477	15,116
Income tax expense (benefit) from continuing operations (4)	1,091	3,995	(8,328)	448	525	549
Net income from continuing operations	$16,721	$27,450	$19,195	$18,640	$12,952	$14,567

(1)

Non-GAAP cost of sales excludes share-based compensation expense and impacts from a step up in the fair value of acquired inventory in connection with our acquisitions of Talon and Cal‑Weld (see footnote 5 on page 8).

(2)	Non-GAAP operating expenses excludes amortization of intangible assets, share-based compensation expense, and other non-recurring expense (income), net (see footnote 2 on page 8).
(3)	Non-GAAP other expense (income), net excludes a gain on our sale of our investment in CHawk (see footnote 2 on page 8).
(4)

Non-GAAP income tax expense from continuing operations excludes the tax benefit recorded from our acquisition of Talon Innovations (see footnote 3 on page 8), the tax impact from U.S. corporate tax reform (see footnote 4 on page 8), and the tax effects of the above non-GAAP, non-tax related adjustments.